Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-230671, 333-259369, 333-267079, 333-280618, and 333-292477 on Form S-8 and Registration Statement No. 333-292478 on Form S-3 of our report dated March 11, 2026, relating to the financial statements of Precision BioSciences, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina March 12, 2026